Exhibit 99.906

                   Certification of Periodic Financial Report
                       Pursuant to 18 U.S.C. Section 1350

      Pursuant to 18 U.S.C. Section 1350, each of the undersigned officers of SAL Trust Preferred Fund I (the "Company") certifies that the Company's Report on Form N-CSR for the period ended December 31, 2003 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Dated: March 2, 2004
                                             /s/ A. Fox deFuniak III
                                             -----------------------
                                                 A. Fox deFuniak III
                                                      President


Dated: March 2, 2004
                                               /s/ Thomas J. Harris
                                               --------------------
                                                   Thomas J. Harris
                                                       Treasurer

      This certification is made solely for purpose of 18 U.S.C. Section 1350, subject to the knowledge standard contained therein, and not for any other purpose.